Exhibit 10.1

AGREEMENT

PRUDENTIAL EQUITY GROUP, LLC (“PEG”), formerly known as Prudential Securities, Incorporated (“PSI”), a wholly owned subsidiary of Prudential Financial, Inc. (“Prudential”), by its undersigned attorneys, pursuant to authority granted by the Board of Directors of PEG and Prudential and the United States Attorney for the District of Massachusetts (the “USAO”), enter into this Agreement (the “Agreement”).

WHEREAS, since November 2003, the USAO has been conducting a criminal investigation into allegations that PEG employees were engaged in deceptive trading in mutual fund shares in violation of federal criminal law, including the following: (a) Title 15, United States Code, Sections 78j(b) and 78ff(a), Title 17, Code of Federal Regulations, Section 240.10b-5; (b) Title 15, United States Code, Sections 78o(c)(1)(A) and 78ff(a), Title 17 Code of Federal Regulations, Section 240.15c(1)-2; (c) Title 18, United States Code, Section 1341; (d) Title 18, United States Code, Section 1343; and (e) Title 18, United States Code, Section 2;

WHEREAS, the U.S. Securities and Exchange Commission (“SEC”), the National Association of Securities Dealers (“NASD”), the New York Stock Exchange (“NYSE”), the Secretary of the Commonwealth of Massachusetts (the “Secretary”), the State of New York Attorney General’s Office (“NYAG”), and the New Jersey Bureau of Securities (“NJBS”) (collectively the “Securities Regulators”) have also conducted investigations of PEG into matters related to the deceptive trading in mutual funds, and those investigations of PEG are now concluded in accordance with the terms of this Agreement;

WHEREAS, the USAO investigation of PEG has established, without limitation, the following:

a.	From at least 1999 through June 2003, when PSI transferred its domestic retail broker-dealer assets to Wachovia Securities, LLC (“Wachovia”), certain brokers employed by PSI (the “Timer Brokers”) engaged in deceptive and fraudulent trading in shares of mutual funds. Following the asset transfer, the Timer Brokers continued their fraudulent conduct from July 2003 until approximately September 2003, when their employment was terminated;

b.	While at PSI and at Wachovia, the Timer Brokers defrauded mutual fund companies (i.e., organizations that manage mutual funds) and mutual funds by employing various deceptive and fraudulent acts and practices to execute prohibited “market timing” trades on behalf of certain PSI clients. From January 2001 through June 2003, the Timer Brokers generated in excess of $50 million in gross commissions and fees for PEG. From July 2003 through September 2003, the Timer Brokers generated in excess of $7 million in gross commissions and fees for Wachovia; and

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c.	PSI had supervisory responsibility for the Timer Brokers from at least January 1999 through June 2003. During the period of time the Timer Brokers were employed at Wachovia, from July 2003 through September 2003, former PSI supervisors retained supervisory responsibility for the Timer Brokers;

WHEREAS, the USAO has filed criminal charges against a number of former employees of PSI, and PEG acknowledges and accepts responsibility for the conduct of those former employees.

WHEREAS the USAO has informed Prudential and PEG that the USAO has determined that there is a sufficient basis to seek an indictment of PEG for, without limitation, violations of Title 15, United States Code, Sections 78j(b) and 78ff(a), and Title 17, Code of Federal Regulations, Section 240.10b-5;

WHEREAS, the USAO has determined that an indictment of PEG may cause undue harm to innocent individuals, including current employees of PEG and employees and shareholders of affiliated entities who had no involvement in the criminal conduct under investigation; and

WHEREAS, PEG’s parent company, Prudential, by and through its Board of Directors, has undertaken certain remedial actions to ensure better control and compliance over PEG and other Prudential affiliated entities and has agreed to continue those efforts by separate letter agreement with the USAO dated August 28, 2006;

NOW, THEREFORE, the USAO and PEG agree as follows:

1.	This Agreement shall be in effect for 60 months from the date of its execution.

2.	PEG admits to and accepts responsibility for its conduct and the conduct of the Timer Brokers as described in this Agreement and the Statement of Facts incorporated herein and attached hereto as Exhibit A and agrees that certain PEG employees engaged in conduct that was unlawful and fraudulent. PEG also admits to and accepts responsibility for all conduct described in the Statement of Facts. PEG agrees that the Statement of Facts is accurate and further agrees not to contradict the facts stated therein.

3.

PEG agrees that, if it violates any terms of this Agreement, the USAO may file the attached criminal Information (the “Information”) in the United States District Court for the District of Massachusetts charging PEG with securities fraud, in violation of Title 15, United States Code, Sections 78j and 78ff(a), Title 17, Code of Federal Regulations, Section 240.10b-5. A copy of the Information is attached hereto as Exhibit B. As is set forth elsewhere in this agreement, PEG waives any rights it may have to proceed by way

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of indictment and it waives any and all rights it may have under any applicable statutes of limitations or other legal, equitable or constitutional limitations that may limit the period of time during which the USAO may seek an indictment or other charging document (such as a complaint or information) for the offenses covered by the Information.

4.	PEG does not endorse, ratify, or condone illegal conduct and, as set forth below, has taken steps to prevent such conduct from occurring in the future.

5.	During the term of this Agreement, PEG agrees to cooperate fully with the USAO and with any other agency designated by the USAO regarding any matter about which PEG has knowledge. Pursuant to this paragraph, PEG agrees that cooperation includes but is not limited to the following:

a.	Completely and truthfully disclosing all information with respect to the activities of PEG and its affiliates, and its present and former officers, agents, and employees, concerning all matters that may be inquired into by the USAO;

b.	Assembling, organizing and providing on request by the USAO all documents, records, or other evidence in PEG’s possession, custody or control;

c.	Not asserting, in relation to any request of the USAO, a claim of privilege (such as attorney-client privilege) or immunity from disclosure (such as work product) as to any documents or information requested by the USAO related to the conduct described in the Statement of Facts that pre-date September 4, 2003 and, as to any documents, information or testimony that are dated or post-date September 4, 2003, not asserting the attorney-client privilege or other immunity from disclosure as to any documents or information that primarily contain factual information, analyses or compilations of factual information related to the investigations of the USAO and the Securities Regulators. PEG may assert the attorney client-privilege or immunity from disclosure as to documents, information and testimony that are dated or post-date October 1, 2003 for documents or information relating to legal or settlement advice provided to PEG. In making any production to the USAO of the foregoing documents or information, PEG neither expressly nor implicitly waives its right to assert any privilege or immunity from disclosure with respect to the produced documents or information (or any subject-matter covered by such documents, information, or testimony) as to anyone not a party to this Agreement;

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d.	Using its best efforts to identify witnesses who, to PEG’s knowledge, possess material information regarding the matters covered by this Agreement;

e.	Using its best efforts to make available for interviews, or for testimony, present or former PEG officers, directors, and employees as requested by the USAO;

f.	Providing testimony and other information deemed necessary by the USAO or the court to establish the original location, authenticity, or other evidentiary foundation to admit into evidence documents in any criminal or other proceeding as requested by the USAO;

g.	Complying with any agreements between PEG and the SEC or any other governmental agency as long as such agreements remain in effect; and

h.	Maintaining PEG as a lawfully organized and adequately capitalized corporate entity for purposes of this Agreement during the time this Agreement is in effect.

6.	PEG further agrees that it will not, through present or future attorneys, board of directors, agents, affiliates, parent, officers or employees, make any public statement or filing, including, without limitation, statements or filings in litigation in which the USAO (or the U.S. Department of Justice by and through the USAO) or the Securities Regulators is a party, contradicting any statement set forth in the Information or in the Statement of Facts. Any such contradictory public statement by PEG, its present or future attorneys, board of directors, agents, affiliates, parent, officers or employees shall constitute a material breach of this Agreement, and PEG thereafter would be subject to prosecution on the Information attached to this Agreement. The decision of whether any public statement by any such person contradicting a statement contained in the Information or Statement of Facts will be imputed to PEG for the purpose of determining whether PEG has breached this Agreement shall be at the sole reasonable discretion of the USAO. Upon the USAO’s reaching a determination that such a contradictory statement has been made by PEG, the USAO shall so notify PEG. PEG may avoid a breach of this Agreement by publicly repudiating such statement within forty-eight hours after notification by the USAO. This paragraph is not intended to apply to any statement made by any individual in the course of any criminal, regulatory, or civil matter initiated by the USAO or Securities Regulators against such individual, unless such individual is speaking on behalf of PEG. Consistent with PEG’s obligation not to contradict any statement set forth in the Information or the Statement of Facts, PEG may take good faith positions in litigation involving any private party.

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7.	In light of PEG’s remedial actions to date and its willingness to (a) acknowledge responsibility for its behavior, (b) cooperate with the USAO and other governmental regulatory agencies, and (c) demonstrate its future good conduct and full compliance with the securities laws, the USAO agrees that if PEG is in full compliance with all of its obligations under this Agreement, the USAO, will not prosecute PEG on the attached Information or on the matters described in the Statement of Facts.

8.	Upon execution of this Agreement, PEG shall pay $600,000,000, with the following payments to be credited against the $600,000,000:

$270,000,000 paid to the Fair Fund administered by the SEC pursuant to an offer of settlement reached between the Securities Regulators and PEG; and

$5,000,000 paid to the Secretary of the Commonwealth of Massachusetts as a monetary penalty.

The balance, $325,000,000, shall be paid as a monetary penalty allocated as follows: $300,000,000 to the United States Treasury and $25,000,000 to the United States Postal Inspection Service Consumer Fraud Fund.

The payments set forth above are material terms of this Agreement. Failure to make payment upon execution of this Agreement or within 48 hours of execution of this Agreement renders all remaining terms of this Agreement null and void.

9.

The parties further agree that should the USAO, in its sole reasonable discretion, determine that PEG (a) has given deliberately false, incomplete, or misleading information under this Agreement, (b) has committed any federal crimes subsequent to the date of this Agreement, or (c) has otherwise committed a willful and knowing material breach of any provision of this Agreement (these three circumstances, (a), (b) and (c) are collectively referred to herein as “Breach”), PEG shall, in the USAO’s sole reasonable discretion, thereafter be subject to prosecution(s) for any federal criminal violation, including, without limitation, the Information. Moreover, with respect to any prosecutions relating to deceptive mutual fund market timing transactions that are not time-barred as of the date of this Agreement by the applicable statute of limitations (or any other legal, equitable or constitutional basis upon which a prosecution may be time-barred), PEG agrees that the applicable statute of limitations period (or any other legal, equitable or constitutional basis for barring prosecution based on the passage of time), shall be tolled for a period of time equal to the term of this Agreement. PEG’s agreement to toll any applicable statute of limitation (or of any legal, equitable or constitutional basis for barring prosecution based on the passage of time) for the period of time covered by this Agreement means that the time period covered by this Agreement shall not be included in the computation of any time periods for purposes of determining whether any applicable statute of limitation (or of any legal, equitable or constitutional basis for barring prosecution based on the passage of time) bars prosecution of PEG relating to

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deceptive mutual fund market timing transactions, including, without limitation the charges set forth in the Information and the conduct set forth in the Statement of Facts. PEG’s agreement herein tolling the statute of limitations (and any other legal, equitable or constitutional basis for barring prosecution based on the passage of time) is knowing and voluntary and in express reliance on the advice of counsel.

10.	PEG agrees that in the event that the USAO, in its sole reasonable discretion, determines that PEG has committed a Breach: (a) PEG will not contest the filing of the Information nor the admissibility into evidence of the Statement of Facts as a binding admission of PEG; (b) PEG will not contradict the contents of the Information or the Statement of Facts; (c) all statements made by or on behalf of PEG and any employee (current or former), or any testimony given by PEG and any employee (current or former) before a grand jury, the United States Congress, the SEC, or elsewhere, and any leads derived from such statements and testimony, shall be admissible in evidence against PEG if proffered by the USAO in any and all criminal proceedings brought by the USAO against PEG; (d) PEG shall not assert any claim under the U.S. Constitution, the rules of evidence, common law or any other legal or equitable principle, that statements made by or on behalf of PEG prior to or subsequent to this Agreement, or any leads therefrom, should be suppressed; (e) PEG shall not assert that the conduct set forth in the Statement of Facts fails to provide a sufficient factual or legal basis to support the charge set forth in the Information; and (f) PEG will agree that the conduct set forth in this Agreement, including the conduct set forth in the Statement of Facts, violates federal criminal law, including, without limitation, Title 15, United States Code, Sections 78j(b) and 78ff(a), and Title 17, Code of Federal Regulations, Section 240.10b-5, and that the conduct of the Timer Brokers violates these provisions and is chargeable to PSI (and PEG as successor to PSI).

11.	The decision whether conduct and statements of any individual will be imputed to PEG for the purpose of determining whether PEG has committed a Breach shall be in the sole reasonable discretion of the USAO.

12.	Should the USAO determine that PEG has committed a Breach, the USAO shall provide written notice to PEG of the alleged breach and provide PEG with a two-week period in which to make a presentation to the USAO to demonstrate (a) that no Breach has occurred, (b) that the Breach is not a willful and knowing material breach, or (c) that the Breach has been cured. The parties hereto expressly understand and agree that should PEG fail to make a presentation to the USAO within a two-week period, it shall be conclusively presumed, at the USAO’s option, that PEG has committed a Breach. In the event of a Breach that results in a prosecution of PEG, such prosecution may be premised upon any information provided by or on behalf of PEG to the USAO at any time, unless otherwise agreed when the information was provided.

13.

PEG agrees that the consequences for a Breach as set forth in this Agreement, including, without limitation, those set forth in paragraph 10 of this Agreement, are remedies to which the USAO is entitled in the event of a Breach and shall survive in the event of a

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Breach. PEG further agrees that the USAO’s remedies for a Breach are not limited to those set forth in this Agreement. PEG further agrees that in the event of a Breach, PEG shall nevertheless be bound by its waivers of any legal, equitable or constitutional rights set forth in this Agreement, including, without limitation, its waivers in paragraphs 3, 9 and 15 of this Agreement, and those provisions shall survive even in the event of a Breach.

14.	PEG agrees that if it sells or merges all or substantially all of its business operations as they exist as of the date of this Agreement to or into a single purchaser or group of affiliated purchasers during the term of this Agreement, it shall include in any contract for sale or merger a provision binding the purchaser/successor to the obligations described in this Agreement.

15.	PEG shall expressly waive any rights it may have to a speedy trial pursuant to the Fifth or Sixth Amendments of the United States Constitution, Title 18, United States Code, Section 3161, Federal Rule of Criminal Procedure 48(b), any applicable local rule of the United States District Court for the District of Massachusetts, or any other applicable legal or equitable principle.

16.	It is understood that this Agreement is binding on PEG and the USAO, but specifically does not bind any other federal agencies, or any state or local law enforcement or licensing authorities, although the USAO will bring the cooperation of PEG and its compliance with its other obligations under this Agreement to the attention of state and local law enforcement or licensing authorities, if requested by PEG or its attorneys.

17.	Nothing in this Agreement restricts in any way the ability of the USAO from proceeding against any individual or entity not a party to this Agreement.

18.	This Agreement expires five years from the date of its execution; provided, however, that if on such date, any investigation, prosecution or proceeding relating to the subject matters is then ongoing and is being conducted by the USAO, the SEC or any other federal or state enforcement or regulatory agency with which PEG has been directed by the USAO to cooperate pursuant this Agreement, then this Agreement shall not expire until such investigation, prosecution or proceeding is concluded. Between 30 and 60 days before the expiration of the 60 month period of this Agreement, PEG shall submit to the USAO a written certification that it is in compliance with this Agreement.

19.	PEG and the USAO agree that this Agreement, including Exhibits A and B and the letter agreement with Prudential referenced herein, shall be made available to the public.

20.	PEG hereby warrants and represents that the Board of Directors of PEG has duly authorized, in a specific resolution, the execution and delivery of this Agreement by PEG, and that the person signing the Agreement has authority to bind PEG.

21.	This Agreement may not be modified except in writing signed by all the parties.

22.	This Agreement may be executed in counterparts.

23.	PEG agrees that should a dispute between PEG and the USAO arise as to the meaning of any of the provisions of this Agreement, any ambiguities as to the terms of this Agreement shall be construed in the favor of the USAO.

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PRUDENTIAL EQUITY GROUP, LLC	MICHAEL J. SULLIVAN

/s/ Arthur F. Ryan	/s/ Michael J. Sullivan
Chairman and Chief Executive Officer	United States Attorney
Prudential Financial, Inc.	District of Massachusetts
on behalf of Prudential Equity Group, LLC

Date: August 28, 2006

/s/ Susan L. Blount	/s/ Michael Loucks
General Counsel	Michael Loucks
Prudential Financial, Inc.	First Assistant, U.S. Attorney
on behalf of Prudential Equity Group, LLC	District of Massachusetts

Date: August 28, 2006

/s/ Diane C. Freniere
Diane C. Freniere
Section Chief
District of Massachusetts

/s/ Michael J. Pineault
Michael J. Pineault
Chief, Economic Crimes
District of Massachusetts

/s/ Jack W. Pirozzolo
Jack W. Pirozzolo
Assistant U.S. Attorney

Date: August 28, 2006

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EXHIBIT A

STATEMENT OF FACTS

Background

1.	Unless a time period is otherwise stated with more specificity, the relevant period of time for purposes of this statement of facts is from January 1999 through September 2003.

2.	Immediately prior to July 1, 2003, Prudential Securities, Incorporated (“PSI”) was an indirect wholly owned broker-dealer subsidiary of Prudential Financial, Inc. (“Prudential”). Prudential is a publicly-owned holding company, traded on the New York Stock Exchange, whose operating subsidiaries provide a wide range of insurance, investment management and other financial products and services to retail and institutional customers, including insurance brokers and investment managers. Since July 1, 2003, PSI’s former U.S. retail securities brokerage business has operated as part of Wachovia Securities, LLC (“Wachovia Securities”). On July 1, 2003, PSI transferred assets including those relating to its U.S. retail securities brokerage operations to a newly formed holding company, now named Wachovia Securities Financial Holdings, LLC (“WSFH”). Prudential presently owns 38% of WSFH and Wachovia Corporation owns 62% of WSFH, with Wachovia Corporation the controlling owner. Unless otherwise stated, the term PSI as used in this Statement of Facts refers to both PSI and Wachovia Securities.

3.	Following the asset transfer, PSI converted from a stock corporation into a limited liability company and was renamed Prudential Equity Group, LLC (“PEG”). PEG is a broker-dealer registered with the Commission pursuant to Section 15(b) of the Exchange Act and is a member of the National Association of Securities Dealers and the New York Stock Exchange. PEG provides equity research, sales and trading to domestic and international institutional customers. Prudential continues to own 100% of the equity interests in PEG.

Market Timing

4.	A mutual fund is a regulated investment entity that issues shares to the public and typically invests its shareholders’ money in a “basket” of underlying securities (e.g., stocks, bonds, etc.). A mutual fund “share” represents an ownership interest in the fund’s “basket” of securities. Mutual fund shares are, themselves, securities regulated by the SEC.

5.	Typically, mutual fund shares are designed to be long term, “buy and hold,” investments. They are managed so as to maximize returns for long term investors in the fund.

6.

“Market timing” refers to the practice of making excessive short term trades in shares of mutual funds. Basically, market timing involves frequent movement in and out of mutual funds to exploit inefficiencies in the way mutual funds calculate the value of fund shares, called the “net asset value” or “NAV.” Often, the NAV of mutual fund shares, which is set once a day, does not fully reflect the value of the underlying assets held by a fund. By trading into a fund on a short term basis, a market timer can purchase a mutual fund share at a price (NAV) below the value of the “basket” of underlying assets. Once the shares are re-priced to reflect the change in value of the underlying assets, the market timer can then redeem the shares at the higher share value. Market timing is sometimes referred to as “excessive trading,” “abusive trading,” “day trading,” or “frequent trading.” This type of trading includes not only purchases into and redemptions out of a fund family, but also exchanges within a fund family (e.g., shifting funds from a money market fund to an international fund both managed by the same fund family).

7.	Market timing comes in different permutations. These permutations include, among others, “time zone arbitrage” and “momentum investing.” In “time zone arbitrage,” a market timer exploits inefficiencies in the way mutual funds that hold international stocks price the funds’ NAV. Typically, a mutual fund calculates its NAV as of 4:00 p.m. U.S. Eastern Time, which is when the major U.S. stock markets close. In the case of a U.S.-based mutual fund holding international stocks, however, the fund’s NAV will often be based on the closing price of the underlying international stocks held by the mutual fund. International stocks, however, are often traded on non-U.S. stock markets, which usually close earlier than the United States markets. Asian markets, for example, close early in the morning, even before the United States markets open. Consequently, the prices of the international stocks do not fully reflect the events occurring while the United States markets are open. When the international markets next open, the stocks traded on those markets will typically follow the direction of the stocks in the United States.

8.	Thus, if something significant occurs in the United States following the close of the international markets that causes the United States markets to move up, it is highly likely that the price of international stocks will move up the next trading day. The NAV of the U.S. mutual fund holding those stocks, however, is typically based on the earlier closing prices on the international markets. When the fund’s NAV is calculated the next day, it will likely include the gain in the international markets that often occurs following the previous day’s gain in the United States markets.

9.	By quickly entering and exiting an international fund to take advantage of the delay in pricing of the fund’s NAV, a market timer can capture that gain without incurring the risk faced by the long term shareholders in the fund. By capturing that gain and then exiting the fund, the timer takes a percentage of the gain away from the long term, buy and hold shareholders (a concept called “dilution”).

10.

Another form of mutual fund market timing is “momentum investing.” In this type of investing a market timer takes advantage of predictable short term movements in the NAV of mutual fund shares based on market indicators. Often, such momentum investing in mutual fund shares focuses on mutual funds trading in less liquid securities, such as small capitalization stocks or high yield bonds. In such cases, the NAV of mutual funds holding such securities predictably follows market events that affect the value of the underlying securities held by the fund but are not yet reflected in the NAV. This type of timing activity allows a market timer a similar opportunity to capture a gain in the NAV when the NAV catches up to the market event as exists in time zone arbitrage.

11.	Market timing in mutual funds can be a very profitable strategy. Market timing, however, often can be harmful to the majority of fund shareholders, who hold mutual funds as long term investments. Market timing harms long term investors by lowering the long term return of funds: it dilutes the value of long term mutual fund shareholders’ shares; it raises transaction costs for funds; and it is disruptive to fund management.

12.	From at least 1999, PSI became aware that many fund families objected to market timing. PSI was also aware that mutual fund companies maintained policies and procedures to detect and prevent market timing.

13.	During the period of time relevant to this Statement of Facts, mutual fund companies had employees whose responsibilities included identifying and stopping market timers. To identify and stop potential market timing, these employees engaged in surveillance of trade activity in the funds. For example, these employees often looked at the trade frequency and also trade size, scrutinizing more carefully trades made over a certain dollar threshold. They also watched trading in certain funds that typically saw more timing activity than others, such as international funds. They also identified accounts (usually by identifying an account number) associated with market timing. When they detected an account owner market timing, they tried to stop the activity, usually by issuing a warning. If the account owner persisted in market timing, they often blocked the account’s trading privileges and, in some cases, barred the account owner from trading in the fund company’s funds.

14.	The term “hedge fund” is a generic term referring to investment pools, usually run by sophisticated investors. Despite the prohibitions on market timing imposed by many mutual fund companies, a number of hedge funds (the “Hedge Funds”) employed mutual fund market timing as an investment strategy and, in doing so, used a variety of deceptive and fraudulent practices to defeat mutual fund companies’ efforts to detect and block their activity. These Hedge Funds recognized that market timing was a very profitable investment strategy. They also recognized, however, that a significant impediment to their market timing strategy was that, if detected, many of the fund companies would block their market timing trading. Consequently, Hedge Funds engaged in deceptive and fraudulent trading strategies that Hedge Fund personnel referred to as “undisclosed” or “under the radar” market timing. Basically, “under the radar” market timing consisted of masking or disguising market timing trades from the fund companies so that the fund companies would process timing trades that they otherwise would have blocked.

15.	As part of their under the radar strategy, some market timing Hedge Funds employed brokers at PSI. From 1999 through September 2003, PSI employed groups of brokers (the “Timer Brokers”) whose business involved servicing market timing Hedge Funds. As “financial intermediaries” (i.e., brokers standing between the Hedge Funds and the mutual fund companies), the Timer Brokers at PSI were well situated to mask their Hedge Fund clients’ trades in order to have the fund companies process trades they would otherwise have rejected. More specifically, PSI had agreements with a large number of mutual fund companies to sell their mutual funds to PSI clients. Accordingly, the Timer Brokers were able to buy, sell, or exchange for their clients shares in a wide variety of mutual funds, including shares in mutual funds run by PSI’s parent company, Prudential (and its affiliates), and shares in mutual funds independent of Prudential (e.g., American Century, Van Kampen Investments, and many others).

16.	In addition, every trading day, PSI received from its clients large volumes of trade instructions for mutual fund shares (i.e., buys, sells, exchanges) for many different fund companies. PSI processed its mutual fund trade information through the National Securities Clearing Corporation (“NSCC”), a centralized information service linking financial intermediaries like PSI to a variety of mutual fund companies. Thus, instead of transmitting the trade instructions to each separate mutual fund company directly, PSI transmitted the trade instruction data for a variety of mutual fund companies in bulk to the NSCC which, in turn, transmitted the PSI data out to each of the different fund companies.

17.	The Timer Brokers exploited this mutual fund trading system to disguise their clients’ market timing trading from fund companies. Basically, the Timer Brokers recognized that trades processed from PSI over the NSCC system to fund companies relied on identification numbers. The identification numbers sent from PSI included: (a) a number identifying PSI as the brokerage firm; (b) a number identifying the PSI branch generating the order; (c) a number identifying the PSI account (known as a “BIN number”); and (d) a number identifying the particular broker assigned to the account at the time of the trade, called an FA Number (for “financial advisor number”).

18.	To stop timing activity from a PSI client or broker, the fund companies first had to identify the exact account number and/or the FA Number associated with the “timer” client or broker. After doing so, many (but not all) fund companies then had the ability to block or reject trades made in accounts or associated with FA Numbers that they had identified as associated with a timer client or broker. Trades from PSI brokers placed under different account numbers and/or associated with different FA Numbers, however, would continue to be processed.

19.	By manipulating the identifying information sent by PSI over the NSCC system to the fund companies, the Timer Brokers deceived fund companies into processing trades that they would otherwise have blocked or rejected. Principally, the two categories of identifying information the Timer Brokers manipulated were the PSI account information and the FA Numbers.

20.	The Timer Brokers’ manipulation of account number information was relatively straightforward. The brokers, working with the Hedge Fund clients, set up and used multiple accounts. Each account had a different account number (or BIN number). Thus, when a particular fund company identified and stopped market timing in one account, the Timer Brokers and their clients traded in another account under a different BIN number, one that had not yet been identified as a timer’s account. When that account was flagged and stopped, the Timer Brokers traded in yet another account, and so on.

21.	For example, and without limitation, by September 2003, one group of Timer Brokers in Boston had as many as 183 accounts open for seven Hedge Fund clients. Of those 183 accounts, 79 accounts were for a single client. By September 2003, a Timer Broker in Garden City, New York opened in excess of 400 accounts, with nearly 300 accounts for a single timer client.

22.	The multiple accounts were often set up with aliases. More specifically, the Timer Brokers and their clients opened accounts using various shell entities with names that did not contain the clients’ names. The Timer Brokers and their clients opened these accounts because on some trades sent over the NSCC system, PSI provided the name of the client assigned to the BIN Number. Sometimes, when fund companies saw timing in one account, they identified other accounts with the same or similar names. The fund companies then monitored those accounts and stopped them more quickly when they began timing. The alias accounts made it more difficult for the fund companies both to see that the accounts were linked to a client that had been stopped before in another account and to see that multiple timing accounts were related to one another.

23.	In addition to allowing the brokers to place trades in fund families following a block, the multiple accounts allowed the brokers to break their clients’ trades into smaller dollar units. The Timer Brokers knew that fund companies often monitored for market timing activity based on certain dollar thresholds. The Timer Brokers knew that larger trades were more likely to be detected than smaller trades. In order to decrease the chances of detection, and to minimize the consequences if detected, the Timer Brokers used the multiple accounts to divide the trades into smaller units.

24.	Often, the use of the multiple accounts required the Timer Brokers to shift funds from one account to another. This was accomplished through a process called “journaling.” It was a common practice for the Timer Brokers to journal funds from one account that had been stopped by a fund company to another account that had not been stopped in order to keep trading.

25.	The Timer Brokers also manipulated the FA Number information provided with their trades. Often, when fund companies identified repeated market timing in accounts associated with a particular FA Number, the fund companies stopped accepting trades in all accounts associated with that FA Number. When that occurred, the Timer Brokers changed the FA Number associated with the accounts. As with the account numbers, when that FA Number was eventually flagged and stopped, the Timer Broker changed the FA Number again, and so on.

26.	One way the Timer Brokers obtained new FA Numbers was by adding brokers to their groups. More brokers meant more FA Numbers that could be used to switch around on accounts after a stop. Thus, the Timer Brokers often worked in teams. In some cases, the members of the teams were located in a single branch. In other cases, the Timer Brokers set up deals with brokers in other branches, which provided an additional layer of camouflage for their trading.

27.	Another way the Timer Brokers obtained new FA Numbers was to create “Joint” numbers and “Also” numbers. Each broker at PSI had an “individual” FA Number (i.e., a number assigned just to that broker). PSI, however, allowed brokers working in teams to create Joint FA Numbers, which were numbers assigned to more than one broker. PSI assigned Joint numbers purportedly to allow brokers working as teams to set a commission split. In addition, PSI issued a number to brokers called an Also number. Also numbers represented numbers assigned to brokers purportedly to assist particular clients to access their account information electronically, among other things.

28.	While there were facially legitimate reasons for obtaining Joint and Also numbers, the Timer Brokers used the numbers to deceive mutual fund companies into processing trades that the mutual fund companies would otherwise have rejected. More specifically, the Timer Brokers used the Joint and Also numbers to conceal from mutual fund companies the fact that the trades were associated with the Timer Brokers.

29.	From 1999 through September 2003, the Timer Brokers obtained multiple Joint and Also numbers. In fact, by mid-2003, one group of Timer Brokers in Boston, Massachusetts had obtained at least 14 FA Numbers, including Joint and Also numbers, that they used in connection with their market timing activities. By mid 2003, the Timer Broker in Garden City, New York had as many as 49 Joint and Also FA Numbers.

30.	The Timer Brokers used most of these numbers to process trades in fund companies that had previously stopped their trading under another FA Number.

31.	In many cases, the multiple accounts and multiple FA Numbers were created with the assistance and permission of PSI branch managers who knew, or were willfully blind to the fact, that the multiple accounts and FA Numbers were set up to evade mutual fund companies’ efforts to detect and stop the market timing activity.

32.	In addition, the Hedge Funds (and banks that financed the Hedge Funds) participated in the creation of the multiple accounts to deceive the mutual fund companies. The Hedge Funds were also, in some instances, aware of the Timer Brokers’ deceptive use of FA Numbers to process the market timing trades in the multiple accounts owned by the Hedge Funds and banks.

33.	In certain instances, when employees of the mutual fund companies contacted the Timer Brokers seeking to stop the market timing trading, the Timer Brokers misled the employees of the mutual fund companies. This included providing the employees of the mutual fund companies false and misleading information about the clients and about the clients’ trading activities. At times, this also included concealing from the employees of the mutual fund companies the identities of the Timer Brokers and that various Timer Brokers were working together as a team.

34.	At least two dozen brokers employed by PSI engaged in the deceptive market timing during the relevant period of time. Specific Timer Broker groups that engaged in the deceptive activity, included, without limitation, the following:

The Boston Brokers

One group of former PSI brokers based in its Boston, Massachusetts branch office (the “Boston Brokers”) repeatedly used deceptive practices to circumvent mutual fund restrictions throughout the relevant period of time. The Boston Brokers consisted of a group of three PSI brokers and registered assistants. The group had seven clients for whom it placed market timing trades.

Many of the mutual funds in which the Boston Brokers traded screened for market timing trades by FA Number and customer account numbers. Many fund companies sent notices to PSI that complained that the Boston Brokers’ trades had violated trading limitations. Some mutual funds announced steps they had taken to preclude the Boston Brokers from further trading while others asked that PSI take steps to block further trades by the group in the fund.

During the relevant period, the Boston Brokers used at least fourteen FA numbers and 183 customer accounts (for what were, in reality, only seven clients) to circumvent these blocks and avoid new blocks. The Boston Brokers’ use of these devices in connection with market timing allowed group members to continue to place trades in funds that had taken steps to preclude them from further trading. Their scheme created the impression that transactions originated from many brokers and represented many different customers. In fact, what appeared to the mutual funds to be thousands of separate transactions submitted by many brokers for many unrelated customers was actually a systematic pattern of market timing by group members on behalf of their seven Hedge Fund clients.

By 2002 and 2003, the head of the Boston Brokers became the top producing broker for the Boston Branch, and was one of the highest producing brokers throughout PSI.

The Garden City Broker

Another former PSI broker, based in its Liberty Plaza and Garden City, New York branch offices (the “Garden City Broker”), also engaged in deceptive practices throughout the relevant period. The Garden City Broker headed a team of brokers and registered assistants, although he very rarely reported to work at any PSI location. He had five clients for whom he placed market timing trades, each of whom acted on behalf of one or more Hedge Funds.

Like the Boston Brokers, the Garden City Broker traded in mutual funds that screened for market timing by FA Number and client account number. During the relevant period, several mutual funds complained to PSI about the Garden City Broker’s trading activity. Many mutual funds specifically identified to PSI the deceptive trading strategies the Garden City Broker used to evade blocks the fund companies had imposed.

To evade these blocks, the Garden City Broker maintained as many as 49 different FA Numbers and as many as 400 accounts (for what were, in reality, only five clients). His use of these devices to market time created the impression that the trades originated from many brokers and many customers. By shifting trades from one FA Number to another, or from one customer account to another, the Garden City Broker concealed his identity and was able to place trades in mutual funds that previously had blocked his trading under his other FA numbers and accounts.

From 2001 through 2003, the Garden City Broker was the top producing broker at PSI.

The Special Accounts Brokers

Another group of former PSI brokers based in a New York office known within the firm as “Special Accounts” (the “Special Accounts Brokers”) also engaged in deceptive practices throughout the relevant period. The Special Accounts Brokers consisted of a group of two PSI brokers and several registered assistants. The group had three clients for which it placed market timing trades.

To avoid detection by mutual funds, the Special Accounts Brokers used at least 20 FA numbers and hundreds of client accounts (for what were, in reality, only three clients). The Special Accounts Brokers also used “under-the-radar” trading to disguise their customers’ trading in funds that previously had taken steps to stop them. The Brokers’ use of these devices in connection with market timing deceived mutual funds into accepting trades they otherwise would have rejected. Like the Boston Brokers and the Garden City Broker, the Brokers’ Conduct gave the impression that transactions originated from many brokers and represented many different clients.

From 2001 through 2003, the heads of the Special Accounts Brokers group achieved membership in PSI’s Chairman’s Club, a select group consisting of only the largest producing brokers within the firm.

PSI’s Role In the Deceptive Practices

35.	During the relevant period of time, mutual fund companies repeatedly sent letters and emails to PSI imposing blocks on further market timing activity by the Timer Brokers. Typically, these communications notified PSI, in writing, that either a customer, as identified by customer account number, or a broker, as identified by the broker’s FA number, was engaged in market timing not permitted by the fund, or that the fund was blocking the account or FA number from future trades in the fund or fund family because of impermissible market timing. PSI received repeated, unambiguous, and clear requests from mutual fund companies informing PSI that the market timing trading from the Timer Broker was unwanted. Some of these communications notified PSI that the Timer Brokers were engaged in deceptive practices to continue placing market timing trades. Despite these communications, PSI:

(a)	continued to issue Timer Brokers additional accounts for the clients engaged in timing;

(b)	continued to issue additional FA Numbers to Timer Brokers that were used with the market timing clients;

(c)	failed to utilize controls that could limit the Timer Brokers’ ability to engage in the deceptive practices;

(d)	failed to comply with mutual fund companies’ requests that the market timing conduct of the Timer Brokers cease;

(e)	misled some mutual fund companies by representing to them that PSI could and would stop the Timer Brokers from trading in their funds, and then failing to do so;

(f)	failed to implement appropriate policies designed to prevent the Timer Brokers from engaging in the deceptive practices; and

(g)	failed to impose any discipline upon any of the Timer Brokers even under circumstances where senior PSI managers were actually aware of the Timer Brokers’ deceptive conduct.

PSI Management Was Aware Of The Deceptive Practices

36.	During the relevant period, mutual fund companies repeatedly sent letters and e-mails to PSI concerning market timing by the Brokers. Many of these communications asked PSI to take steps to stop further trading by a particular customer account or FA number. Some notified PSI that the Timer Brokers were using trading practices to circumvent the fund companies’ blocks.

37.	For example, in November 1999, a mutual fund company employee wrote to PSI’s Mutual Fund Operations department concerning the Garden City Broker’s use of multiple customer account numbers to evade restrictions imposed on his trading privileges. The document notified PSI that the Garden City Broker had used a second customer account number to trade in a mutual fund that had taken steps to preclude another of his customer accounts from further trading. The letter notified PSI that the mutual fund had warned the Garden City Broker that “[the] Funds will place a stop purchase, including exchanges, on [one] account … for which you are the Representative of Record. This account was recently transferred from [another] account … with the same registration. We stopped your market timing by freezing purchases in that account. You have continually tried to circumvent our market timing restrictions. This must stop immediately!” PSI failed to investigate the notification, and did not take action against the Garden City Broker for his use of multiple customer accounts to evade blocks the fund company had imposed.

38.	Other notices from mutual fund companies identified the strategies used by Timer Brokers to market time. On March 30, 2001, another mutual fund company employee wrote to PSI executives, including the heads of its Risk Management and Mutual Fund Operations departments, about the Timer Brokers’ trading practices. The letter highlighted several strategies used by the Timer Brokers to circumvent blocks that the mutual fund company had imposed. These practices included the Timer Brokers’ establishment of new broker identifying numbers, their transferring of positions from account to account, and their lowering of trade tickets below certain dollar amounts to disguise their identities to the fund. Although the letter was forwarded to other PSI senior officers and prompted discussions among those senior officers, PSI failed to discipline or sanction any of the Timer Brokers identified by the fund company or to investigate or terminate the practices the mutual fund company had highlighted.

39.	In the spring of 2002, another mutual fund company wrote to PSI’s head of Mutual Fund Operations concerning the Brokers’ methods of market timing that company’s mutual funds. The PSI officer forwarded this letter to other PSI officers. The mutual fund’s letter noted “what we have seen [s]cares us. It appears certain representatives are changing account registrations, tax id numbers, and branch and rep numbers in an effort to time the (…) funds. All of these accounts have been stopped, but each day ‘new’ ones pop up.” Although the letter again prompted discussions among PSI’s officers, including the head of its Private Client Group and the heads of its Risk Management and Mutual Fund Operations divisions, PSI failed to take action against any of the Timer Brokers for their deceptive practices.

40.	Finally, on December 19, 2002, another mutual fund company wrote to an employee in PSI’s Mutual Fund Operations division concerning some brokers who used deceptive practices to market time in funds across its complex. The employee forwarded the email to PSI’s head of Mutual Fund Operations. The email noted that the mutual fund company had placed blocks on 325 of the Timer Brokers’ customer accounts but that employees of the mutual fund company each day identified new PSI customer accounts and broker identifying numbers market timing the funds. A second email from the mutual fund company noted that “these reps have multiple rep ids and have continued to add new ones as we block the ids. for our fund complex.” Despite this notification, PSI failed to stop the Timer Brokers’ continued trading in that company’s funds.

PSI Concluded That The Garden City Broker

Used Deceptive Practices To Market Time

41.

In May 2002, an employee of PSI’s Risk Management department detailed for at least one senior PSI officer the use of multiple FA numbers by the Garden City Broker. The employee’s analysis noted that in one 37-day period, the Garden City Broker had 19 different mutual fund companies request that accounts under the broker’s control, or the broker as an FA, be blocked from their funds. The analysis concluded that the Garden City Broker had circumvented these requests by changing his FA Number to an Also or Joint number to avoid detection by the fund, or by changing customer account numbers and moving the assets from the blocked account to a newly established account. Despite this information, the senior officer failed to recommend that the Garden City Broker be disciplined or sanctioned. As a result, PSI failed to stop the Garden City Broker’s deceptive conduct.

PSI Did Not Stop The Brokers’ Scheme From Continuing

42.	Although PSI officers issued policies and procedures that stated that the Timer Brokers’ conduct was not permitted, these policies and procedures were ineffective in scope and were never meaningfully enforced. Moreover, even in situations where these policies and procedures purportedly were enforced, PSI officers granted exceptions for its largest producing brokers. As a result, the Timer Brokers continued their deceptive practices even after the policies and procedures were promulgated.

a.	In 2001 PSI Created A System That Could Block The Timer Brokers’ Trades, But Implemented It In a Way That Allowed The Timer Brokers’ Deceptive Conduct

43.	In 2001, following complaints from mutual fund companies, and an audit of PSI by Prudential’s internal auditors that identified the Timer Brokers’ activities as a control risk for the firm, PSI created a blocking system for its mutual fund trading area. This system allowed PSI to block trades from Timer Brokers in accounts or under FA Numbers in response to complaints from mutual fund companies about the timing. This system allowed PSI to block an account from trading (a) in a specific mutual fund, or (b) in an entire mutual fund family. The system also allowed PSI to block a Timer Broker from trading in a mutual fund family by blocking his FA Number and all FA Numbers associated with him.

44.	The block system allowed PSI to block trading from a PSI client or Timer Broker when a mutual fund company notified PSI of its objections to the trading. Often the mutual fund companies raised their objections by supplying the BIN numbers of the accounts that they had been able to identify as engaging in the abusive market timing trading. Similarly, mutual fund companies often raised their objections to a particular Timer Broker by supplying the particular FA Number they had identified as being associated with the offending trading. Under the NSCC system applicable to the trading here, the mutual fund companies were unable, on their own, to identify all accounts associated with a particular timer client. Similarly, they were unable to identify all FA Numbers associated with a particular Timer Broker. At all times, the information regarding account numbers of the PSI timing clients and about the FA Numbers associated with a Timer Broker remained with PSI. PSI did not accurately inform the mutual fund companies of the multiple accounts or multiple FA Numbers employed by the Timer Brokers.

45.	The PSI blocking system was never implemented to stop the deceptive practices. Instead, often at the request of the Timer Brokers, the PSI blocking system was intentionally implemented in a narrow and limited way in order to allow the Timer Brokers to continue with their deceptive practices. Specifically,

(a)	PSI operations personnel placed blocks only on those accounts the mutual fund companies had identified by BIN number in their communications, even if the mutual fund companies had informed PSI that the trading activity was generally prohibited and that the client – not just the account – was prohibited from trading with the mutual fund because of the abusive market timing. The PSI operations personnel did this while being actually aware that the Timer Brokers were utilizing multiple accounts for the same clients in order to defeat the mutual fund companies’ attempts to block the trading.

(b)	PSI operations personnel placed blocks only on the FA Numbers the mutual fund companies had identified by number in their communications to PSI, even if it was clear that the mutual fund company wanted to ban the Timer Broker, not just a particular FA Number. Moreover, when discussing blocks with fund companies, PSI operations personnel did not inform the mutual funds requesting blocks on brokers that the Timer Brokers had multiple FA Numbers or worked in teams.

(c)	In 2002, PSI operations personnel supplied to Timer Brokers information from the block system. The Timer Brokers used this information to place market timing trades in accounts and FA Numbers that had not yet been identified and stopped by the mutual fund companies.

(d)	In 2002, senior PSI operations personnel instructed operations personnel to ignore requests from fund companies to stop all activity from named Timer Brokers and instead to limit the blocks only to the FA Numbers mutual fund companies actually listed on their communications – even if the mutual fund company asked that all business from the Timer Broker be stopped.

(e)	In 2002, senior PSI operations personnel instructed PSI operations personnel to remove blocks that had been placed on accounts and Timer Brokers. Such blocks were removed despite instructions from the mutual fund companies that PSI should place the blocks on the accounts and Timer Brokers. Such blocks were removed without informing or consulting with the mutual funds that had requested the blocks. In at least one instance, a senior PSI operations executive instructed PSI operations personnel to remove a block after the Garden City Broker asked the PSI senior operations executive to remove the block. The mutual fund company was not informed that the block was removed.

(f)	PSI did not supply PSI operations personnel (nor did the PSI operations personnel obtain) complete lists of FA Numbers for the Timer Brokers, even though such lists were available.

(g)	In 2003, even when PSI purportedly issued a policy that required PSI operations to block all FA Numbers associated with a Timer Broker when a mutual fund identified a single FA Number to stop, PSI operations did not do so.

(h)	In 2002 and 2003, PSI operations personnel in certain instances simply ignored requests from mutual fund companies that Timer Brokers be banned from their funds and that blocks be placed on all FA Numbers and all accounts.

(i)	PSI operations also did not block trades in accounts and FA Numbers the Timer Brokers created after a block request from a mutual fund.

b.	In June 2002, PSI Instituted A Control Over The Issuance of FA Numbers That Timer Brokers Evaded With The Assistance of Supervisors

46.	In June 2002, PSI instituted a procedure concerning the issuance of FA numbers, purportedly in an effort to hinder the Timer Brokers’ ability to obtain Joint numbers and Also numbers to evade limitations on market timing (the “June 2002 Control”). The June 2002 Control provided that requests for Joint and Also numbers would require a documented business request and a Regional Business Manager’s (“RBM’s” ) approval. Branch Managers and RBM’s were instructed that no new Joint or Also numbers were to be issued for purposes of market timing in mutual funds.

47.	The June 2002 Control failed to preclude the Timer Brokers from misusing previously issued Joint and Also numbers to evade blocks imposed by mutual fund companies. Indeed, the Garden City Broker obtained 12 new Joint and Also numbers just days before the procedure took effect, purportedly to assist him in transferring customer accounts from one PSI branch office to another.

48.	The June 2002 Control also did not subject the Timer Brokers to any form of discipline or sanction if they continued to use Joint and Also numbers to evade blocks in violation of its terms.

49.	The June 2002 Control was also intentionally circumvented by Timer Brokers, in some cases, with the assistance of a Branch Manager. To obtain new FA Numbers, the Timer Brokers provided intentionally false and misleading justifications for why a new Joint or Also number should be issued. In some instances, the Timer Brokers lied and falsely stated that the new Joint numbers were needed for a new client relationship or new commission split arrangement. In fact, once the new FA Numbers were issued, the Timer Brokers used them for deceptive purposes, and did not use them for new clients or for new commission split arrangements.

50.	In at least one instance in April 2003, PSI management, including an RBM and a employee in PSI’s Risk Management department, became aware that the Boston Brokers had obtained a Joint FA Number in January 2003 by providing misleading and false information on the form. Despite this unambiguous and explicit circumvention of the June 2002 Control, PSI took no disciplinary action against the Boston Brokers. The RBM did, however, instruct the Branch Manager to issue no further FA Numbers to the Boston Brokers. Notwithstanding that explicit instruction, the Branch Manager signed off on request forms requesting issuance of three new Joint FA Numbers to the Boston Brokers for use on accounts set up for a new market timing client. The Boston Brokers and Branch Manager intentionally did not disclose on the request form that the FA Numbers would be used for market timing or for a market timing client. Nor did they present the form to the RBM for signature, instead arranging to have a more senior executive (a “Regional Officer”) sign off on the request. The Boston Brokers quickly thereafter used one of the new FA Numbers to place trades in fund companies that had previously banned the Boston Brokers.

c.	In January, 2003, PSI Issued – But Never Implemented – A Market Timing Policy

51.	As part of the 2001 internal audit process conducted by Prudential, internal auditors from Prudential requested that PSI issue a policy restricting market timing. Internal audit set a deadline for issuance of the policy for the end of 2001. No such policy was issued in 2001, and the internal audit staff agreed to extend the deadline to the end of 2002. During 2002, PSI senior management discussed issuing a policy designed to curtail the deceptive practices associated with market timing by the Timer Brokers.

52.	Prior to 2002, PSI had on at least two other occasions issued market timing policies. The first, which was issued in 1999, prohibited brokers from engaging in market timing trades in a PSI trading platform called “PruChoice.” PruChoice was a fee-based (as opposed to transaction-based) mutual fund trading platform, which was abused by market timers and Timer Brokers. The second, which was issued in 2000, prohibited market timing in the mutual funds of PSI’s affiliated mutual fund company, Prudential Investments. Both policies placed explicit limits on the number of exchanges (one “round trip” in 90 days) that a broker could make before being in violation of the policy. The policies provided no sanction for violation, and although the Timer Brokers repeatedly violated the policies, PSI did not take action against any Timer Broker who violated the policies.

53.	In mid-2002, after PSI senior management was informed of multiple instances of deceptive conduct on the part of the Timer Brokers and after PSI senior management had advised Prudential internal auditors that PSI would issue a policy on market timing, PSI senior management undertook to create a policy on market timing. In the summer of June 2002, PSI compliance personnel proposed a policy (the “Proposed Policy”) that was similar to that issued in 1999 for PruChoice and in 2000 for Prudential Investments. The Proposed Policy limited the number of exchanges and trades in a mutual fund to one round trip per 90 days and provided for sanctions to the brokers in the case of violations.

54.

During the Summer of 2002, PSI senior management met to discuss the Proposed Policy. At that meeting, compliance officers addressed the problems with market timing, including the Timer Brokers’ use of deceptive practices and the fact that the Proposed Policy was similar to that which PSI had issued restricting market timing in the affiliated mutual funds run by Prudential Investments. During that meeting, PSI senior managers expressed concerns that the Proposed Policy would have too great an impact on the Timer Brokers’ revenues. At the time, the Timer Brokers represented several of the highest revenue producers at PSI. A senior PSI manager dismissed reports from compliance officers that other broker-dealers had restricted market timing, expressing the view that even if the other broker-dealers had such policies, the broker-dealers were not following them. That same senior PSI manager then dismissed the concerns expressed by the compliance officers by saying that restricting the Timer Brokers’ business would put PSI at a competitive disadvantage and that he did not want PSI to be the “shiniest ship at the bottom of the sea.”

55.	No policy was issued in 2002. On January 8, 2003, however, PSI finally issued a market timing policy (the “Market Timing Policy”). PSI rejected the Proposed Policy and intentionally departed from the prior policies it had issued. The Market Timing Policy left monitoring of inappropriate market timing activities to the mutual fund companies themselves. Specifically, it provided that “inappropriate timing activities [would] continue to be monitored” by mutual fund companies and not by PSI itself.

56.	The Market Timing Policy provided for the imposition of sanctions, including termination of employment, for the Timer Brokers’ use of “manipulative techniques” to evade mutual fund trading restrictions. The Market Timing Policy included within the category of “manipulative techniques” the deceptive practices used by the Timer Brokers (including the use of multiple accounts and multiple FA Numbers) to defraud the mutual fund companies into processing market timing trades that the mutual fund companies otherwise would have rejected. Under the terms of the Market Timing Policy, any imposition of sanctions was to be decided by a committee consisting of members of PSI’s Legal, Compliance, and Risk Management divisions.

57.	Despite issuing the Market Timing Policy, PSI failed to implement and enforce it. Despite notifications of continuing “manipulative techniques” received by PSI after it issued the Market Timing Policy, PSI failed to form this committee or take action against any of the Timer Brokers to stop their use of “manipulative techniques.” Despite repeated violations of the Market Timing Policy by multiple Timer Brokers, including violations explicitly brought to the attention of PSI management, not a single Timer Broker received any sanction or discipline under the policy.

58.	PSI also failed to implement the Market Timing Policy in material respects. Specifically, the Market Timing policy provided that, in the event a mutual fund company asked PSI to block any one of a Timer Broker’s FA Numbers, all FA Numbers belonging to the Timer Broker similarly would be blocked from trading. PSI never implemented that part of the Market Timing Policy. In fact, despite the policy’s clear mandate, PSI continued to interpret mutual fund block requests in the same narrow manner as it had previously – blocking only the specific FA Number or customer account number identified by mutual fund block requests, even if the mutual fund requested a broader block. Indeed, in some instances, PSI failed to implement blocks on FA Numbers specifically identified by mutual fund companies as numbers to be blocked.

59.	Thus, even after issuance of the Market Timing Policy, PSI failed to prevent the Timer Brokers from continuing their scheme of switching to unblocked FA numbers or customer accounts to evade blocks imposed by mutual fund companies.

The Timer Brokers’ Deceptive Conduct Continued While At Wachovia

60.	On July 1, 2003, the Timer Brokers became employees of Wachovia following the transfer of PSI’s assets to Wachovia. The Timer Brokers’ supervisors also became Wachovia employees, as did PSI senior management. From July 1, 2003, through September 8, 2003, the Timer Brokers continued using the deceptive practices to place market timing trades in mutual funds while under the supervision of the former PSI senior management.

61.	On September 8, 2003, Wachovia issued a policy that prohibited market timing. The Timer Brokers’ deceptive practices ceased shortly thereafter.

The Timer Brokers’ Conduct is Chargeable to PSI

62.	PSI accepts responsibility for the Timer Brokers’ deceptive and fraudulent conduct. The Timer Brokers’ deceptive conduct occurred while they were at PSI. In some instances it occurred with the assistance of the Timer Brokers’ supervisors, including their Branch Managers. PSI senior management also either knowingly permitted the Timer Brokers’ deceptive conduct or were willfully blind to such conduct and failed to stop the conduct. PSI also profited from the Timer Brokers’ conduct. For the period 2001 through 2003, gross commission revenue generated from the timing activities of the Timer Brokers totaled approximately $57 million, with illicit profits to the Timer Brokers’ clients of in excess of $100 million.

EXHIBIT B

UNITED STATES DISTRICT COURT

DISTRICT OF MASSACHUSETTS

)
UNITED STATES OF AMERICA	)	CRIMINAL NO.:
)
v.	)	VIOLATION:
	)	15 U.S.C. §§ 78j(b) & 78ff(a) (Securities Fraud)
PRUDENTIAL EQUITY	)
GROUP LLC,	)
Defendant.	)
)
)

INFORMATION

The United States Attorney Charges:

COUNT ONE

Securities Fraud

From on or about January 1, 1999 through on or about June 30, 2003, in the District of Massachusetts and elsewhere,

PRUDENTIAL EQUITY GROUP, LLC, a/k/a

PRUDENTIAL SECURITIES, INCORPORATED

defendant herein, did knowingly and willfully, by the use of means and instrumentalities of interstate commerce and of the mails, directly and indirectly aided and abetted others in (a) employing a device, scheme and artifice to defraud, (b) making untrue statements of a material fact and omitting to state a material fact necessary in order to make statements made, in light of the circumstances under which they were made, not misleading, and (c) engaging in acts, practices and courses of business which operated as a fraud and deceit upon persons, in connection with the purchase and sale of securities, all in violation of 15 U.S.C. §§ 78j(b) & 78ff(a) and 17 C.F.R. § 240.10b-5 and 18 U.S.C. § 2.

MICHAEL J. SULLIVAN
UNITED STATES ATTORNEY

Jack W. Pirozzolo
Assistant United States Attorney

DISTRICT OF MASSACHUSETTS

2

U.S. Department of Justice

Michael J. Sullivan
United States Attorney
District of Massachusetts

Main Reception: (617) 748-3100	John Joseph Moakley United States Courthouse
1 Courthouse Way
Suite 9200
Boston, Massachusetts 02210

Date: August 28, 2006

Robert S. Bennett, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Avenue, N.W.

Washington, D.C. 20005-2111

Neal E. Sullivan, Esq.

Bingham McCutchen, LLP

2020 K Street, N.W.

Washington, D.C. 20006

Re:	Prudential Financial, Inc. and Prudential Equity Group LLC

Dear Mr. Bennett and Mr. Sullivan:

This letter sets forth the agreement (“Compliance Agreement”) between the United States Attorneys’ Office for the District of Massachusetts (the “USAO”) and Prudential Financial, Inc. (“Prudential”).

The USAO is conducting a criminal investigation into fraudulent conduct at Prudential Securities, Incorporated (“PSI”), now known as Prudential Equity Group, LLC (“PEG”) (unless otherwise stated, PEG and PSI are collectively referred to herein as “PEG”). In connection with that investigation, PEG and the USAO have entered into an Agreement (“Agreement”) dated August 28, 2006. The USAO agrees that if PEG complies with its obligations under the Agreement, the USAO will not prosecute PEG or any of its affiliated companies, or their joint venture partners, including Wachovia Securities LLC, for any mutual fund market timing conduct investigated by the USAO or relating to matters described in the Statement of Facts or the Statements of Facts in the agreements related to mutual fund market timing practices between PEG or any of their affiliated companies, or their joint venture partners, including Wachovia Securities LLC and the U.S. Securities and Exchange Commission, the National Association of Securities Dealers, the New York Stock Exchange, the Secretary of the Commonwealth of Massachusetts, the State of New York Attorney General’s Office, and the New Jersey Bureau of Securities.

Robert S. Bennett, Esq.

Neal E. Sullivan, Esq.

August 28, 2006

As further set forth in the Agreement, the USAO has entered into the Agreement in part because Prudential has undertaken certain remedial actions to ensure better compliance controls over PEG and other Prudential affiliated entities. By this letter, Prudential agrees to continue its remedial efforts for a period of 60 months from the date of the Agreement. More specifically, Prudential agrees to the following:

1.	This Compliance Agreement shall remain in effect for the duration of the Agreement.

2.	Prudential will continue to cooperate with the USAO with respect to the activities covered by the Agreement. Prudential’s cooperation will include truthful disclosure of all information known to it regarding the matters addressed in the Agreement. Prudential’s cooperation will also include making available employees knowledgeable of the subject matter covered by the Agreement. Notwithstanding the provisions of paragraphs 5(h) and 14 of the Agreement, Prudential may cause the sale or merger of PEG or the transfer of all or substantially all of its business operations without binding the acquiring or successor entity to the terms of the Agreement, provided that in no event may Prudential cause PEG to cease to exist such that it could not be subject to the filing of the Information as set forth in paragraph 10 of the Agreement.

3.	Prudential agrees to maintain the policies and procedures relating to the integrity of compliance functions (“Compliance Plan”) at its various affiliated entities, as set forth in Exhibit A attached to this Compliance Agreement. Nothing in this Compliance Agreement precludes Prudential from amending or changing its Compliance Plan following the date of this Compliance Agreement, so long as such changes or amendment do not diminish the Compliance Plan.

4.	Prudential agrees to make periodic reviews of its Compliance Plan to determine the following:

a) that the Compliance Plan is appropriately designed to accomplish its goals; and

b) that Prudential is, in fact, implementing the Compliance Plan.

Robert S. Bennett, Esq.

Neal E. Sullivan, Esq.

August 28, 2006

5.	Prudential agrees that oversight of the Compliance Plan (as to both design and implementation) shall remain the responsibility of the Prudential General Counsel. The General Counsel shall report on the effectiveness of the Compliance Plan to the Audit Committee of the Prudential Board of Directors on a semi-annual basis. Copies of those reports shall be submitted to the USAO within two weeks of each presentation, along with a certification from the General Counsel that the report contains all material information bearing on the effectiveness of the Compliance Plan. To the extent Prudential determines that any information in those reports is within the scope of the attorney-client privilege, Prudential may redact the portions of the reports it deems privileged from the copies submitted to the USAO.

6.	Prudential may, at its option, delegate an audit firm and/or consulting firm and/or outside attorney to assist the General Counsel in assessing the design and implementation of the Compliance Plan. Notwithstanding the preceding sentence, the General Counsel shall continue to be responsible for the effectiveness of the design and implementation of the Compliance Plan and the Audit Committee of the Board of Directors shall be responsible for its oversight.

Very truly yours,

MICHAEL J. SULLIVAN
United States Attorney

/s/ Michael J. Sullivan

Agreed:
PRUDENTIAL FINANCIAL, INC.		PRUDENTIAL FINANCIAL, INC.

By:	/s/ Robert S. Bennett	By:	/s/ Susan L. Blount
	Robert S. Bennett, Esq.		Susan L. Blount
	Counsel Prudential Financial, Inc. Board of Directors		Senior Vice President & General Counsel Date: August 28, 2006
Date: August 28, 2006

/s/ Neal E. Sullivan
Neal E. Sullivan, Esq.
Counsel for Prudential Financial, Inc.
Date: August 28, 2006

EXHIBIT A

COMPLIANCE PLAN

A.	PRUDENTIAL FINANCIAL, INC. (“PRUDENTIAL”) COMPLIANCE ORGANIZATION REPORTING STRUCTURE

1.	PURSUANT TO THE JANUARY 2004 COMPLIANCE REORGANIZATION, THE COMPLIANCE FUNCTION IS THE RESPONSIBILITY OF THE SENIOR VICE PRESIDENT AND GENERAL COUNSEL OF PRUDENTIAL

2.	PURSUANT TO THE JANUARY 2004 COMPLIANCE REORGANIZATION, ALL REPORTING CHANNELS FLOW TO THE SENIOR VICE PRESIDENT AND GENERAL COUNSEL OF PRUDENTIAL INDEPENDENT OF THE BUSINESS UNITS[1]

3.	THE BUSINESS UNITS COVERED BY THIS REPORTING STRUCTURE INCLUDE: (1) INSURANCE DIVISION, (2) INTERNATIONAL DIVISION, (3) INVESTMENT DIVISIONS, AND (4) CORPORATE FUNCTIONS, AS SET FORTH IN THE PRUDENTIAL ORGANIZATIONAL CHART DATED MAY 5, 2006 AND ATTACHED AT TAB [1]

B.	SUBSTANTIVE RESPONSIBILITIES OF PRUDENTIAL’S COMPLIANCE ORGANIZATION

1.	CORPORATE COMPLIANCE AREA

•	AUDIT COMMITTEE REPORTING
•	COMPANY POLICIES AND PRINCIPLES
•	SECURITIES REGISTRATION, INSURANCE LICENSING AND APPOINTMENTS
•	PRE-EMPLOYMENT CREDIT, CRIMINAL AND SALES PRACTICE BACKGROUND CHECKS
•	EMPLOYEE SECURITIES ACCOUNT MONITORING

[1]	Where required by law or regulation, formal business unit reporting lines are in place in addition to the compliance line. Also, senior business executives sometimes refer to the compliance personnel assigned to a business as reporting to them on an "administrative" or "dotted line" basis to signify the dedication of that resource to that business, while recognizing the reporting relaitonship that ultimately flows to the Senior Vice President/General Counsel.

1

•	CERTAIN SEC FILINGS, E.G., SECTIONS 13 AND 16 AND FORM ADVS

•	REGULATORY EXAMINATION MANAGEMENT AND REPORTING

•	ERISA MONITORING

•	ANTI-MONEY LAUNDERING AND OFAC MONITORING

•	PRIVACY MONITORING AND REPORTING

•	DESIGN COMPLIANCE TRAINING; DELIVER WHERE APPROPRIATE

•	FCPA MONITORING

2.	BUSINESS UNITS

•	INTERNAL EXAMINATIONS AND REVIEWS OF BROKER DEALERS, INVESTMENT ADVISORS, INVESTMENT COMPANIES AND INSURANCE COMPANY SEPARATE ACCOUNTS

•	SEC COMPLIANCE PROGRAM RULES, AND NASD BROKER-DEALER TESTING AND REPORTING REQUIREMENTS

•	CUSTOMER ACCOUNT TRANSACTION MONITORING

•	PORTFOLIO AND INVESTMENT GUIDELINE MONITORING

•	GIFT AND ENTERTAINMENT MONITORING AND REPORTING

•	INVESTIGATE AND RECOMMEND DISCIPLINE FOR EMPLOYEE COMPLIANCE MISCONDUCT

•	SALES MARKETING AND ADVERTISING MATERIAL REVIEWS & RELATED INSURANCE AND NASD FILINGS

•	BUSINESS UNIT COMPLIANCE MANUALS OF POLICIES AND PROCEDURES

•	DESIGN AND, IN SOME CASES, DELIVERY OF BUSINESS UNIT COMPLIANCE TRAINING

•	TRACK AND MONITOR IMPLEMENTATION OF NEW LAWS AND REGULATIONS

•	RESPONDING TO REGULATORY INQUIRIES

2

C.	PRUDENTIAL ENFORCEMENT OF COMPLIANCE POLICIES AND PROCEDURES

1.	PREVENTION OF COMPLIANCE FAILURES AND VIOLATIONS

•	BUSINESS ETHICS STATEMENT OF POSITION

•	PERFORMANCE REVIEW METRIC INCLUDING “PROMOTION OF COMPLIANCE AND ETHICS” AS METRIC OF EMPLOYEE PERFORMANCE

•	ETHICS TRAINING PROGRAMS AS INSTITUTED IN JANUARY 2005

•	CONTINUED TRAINING ON ETHICS, ANTI-MONEY LAUNDERING, PRIVACY, AND FRAUD-RELATED ISSUES

•	REVISE COMPLIANCE POLICIES AND PROCEDURES MANUAL AS NEEDED TO IMPROVE COMPREHENSION AND EFFECTIVENESS

•	MODIFY COMPLIANCE POLICIES AND PROCEDURES AS NEEDED TO ADDRESS DETECTED WEAKNESSES OR FAILURES AND TO ENSURE PROPER CONTROLS OVER EMERGING COMPLIANCE ISSUES

•	PERIODIC TESTING OF COMPLIANCE POLICIES AND PROCEDURES TO ASSESS EFFECTIVENESS

2.	ACTION TAKEN FOR COMPLIANCE VIOLATIONS AND FAILURES

•	RECOMMEND APPROPRIATE DISCIPLINARY ACTION AGAINST ANY EMPLOYEES VIOLATING COMPLIANCE POLICIES OR PROCEDURES

•	RECOMMEND APPROPRIATE DISCIPLINARY ACTION AGAINST SENIOR MANAGEMENT, BUSINESS UNIT LEADERS AND SUPERVISORS FOR COMPLIANCE FAILURES OR VIOLATIONS OF COMPLIANCE POLICIES OR PROCEDURES

3

May 5, 2006
Distribution of Compliance Personnel
SVP & General Counsel
Life & Agency Distribution
(49)
Marketing, Sales and Advertising Review &
Regulatory Compliance
(23)
Annuities
(15)
Group Insurance
(8)
Prudential Real Estate and Relocation Services
(1)
Chief Compliance Officer
Insurance Division
Insurance Division
International Investments
Country Compliance Units
(32)
Global Derivatives Division
(3)
Chief Compliance Officer
International Investments
International Insurance
Country Compliance Units
(61)
Chief Compliance Officer International Insurance
International Division
Prudential Investment Management
(46)
JennisonDryden Mutual Funds
(11)
Prudential Equity Group
(8)
Chief Compliance Officer
Prudential Investment Management
Prudential Retirement
(19)
Chief Compliance Officer Prudential Retirement
Investment Division
Licensing and Registration
(51)
Compliance Training & Communications
(2)
Corp. Operations & Systems
Discontinued Businesses
(3)
VP, Compliance
Policies and Principles
(2)
Securities Monitoring and Regulatory Filings Unit
(12)
VP, Compliance
Regulatory Exam Unit
(6)
ERISA Compliance
(2)
VP, Compliance
Privacy Office
(5)
VP, Privacy
Anti-Money Laundering Unit
(7)
VP, Investigations
Corporate Functions
SVP and Chief Compliance Officer
Prudential Financial
(5)